EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-259467 and 333-265534) of Astra Space, Inc. of our report dated March 30, 2023 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
March 30, 2023